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                                                                    Exhibit 5


                                NIXON PEABODY LLP
                               437 Madison Avenue
                            New York, New York 10022



                                    January 18, 2000



PSINet Inc.
510 Huntmar Park Drive
Herndon, Virginia  20170

Ladies and Gentlemen:

      We have acted as counsel to PSINet Inc., a New York corporation (the "Company"), in connection with preparation of a Registration Statement on Form S-3, No. 333-92157 (the "Registration Statement") filed by the Company on December 6, 1999 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by IXC Internet Services, Inc. ("IXC") of up to 3,000,000 shares of common stock of the Company, $.01 par value (the "Shares") originally issued and sold by the Company to IXC pursuant to an IRU and Stock Purchase Agreement dated as of July 22, 1997 between the Company and IXC (the "Stock Purchase Agreement").

      This opinion is being delivered to you in connection with the Registration Statement.

      In connection with the foregoing, we have examined the Registration Statement and the Preliminary Prospectus contained in the Registration Statement (the "Preliminary Prospectus"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

      As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.
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PSINet Inc.
January 18, 2000
Page 2



      In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

      In rendering the following opinions, we have also assumed, without investigation, that (i) the cash value of the telecommunications services in respect of certain On-net and/or Barter Capacity bandwidth received by the Company at or prior to the issuance, on February 25, 1998, to IXC of shares of common stock of the Company pursuant to the Stock Purchase Agreement, was at least equal to the aggregate par value of the shares so issued, (ii) the Stock Purchase Agreement constitutes a binding obligation on the part of IXC to perform its obligations thereunder to pay the balance of the purchase price for the shares issued to IXC pursuant thereto in property and/or to perform services therefor, and (iii) the Board of Directors of the Company in good faith determined that the aggregate value of the consideration paid and to be paid by IXC for the shares of common stock issued to IXC pursuant to the Stock Purchase Agreement is at least $240,000,000.

      Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York.

      Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and after (a) the Commission shall have entered an appropriate order declaring effective the above-referenced Registration Statement, as amended, (b) the Shares have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, we are of the opinion that the Shares to be offered pursuant to the Preliminary Prospectus and in the manner described in the Registration Statement, will be duly authorized and validly issued and will be fully paid and non-assessable, subject to Section 630 of the Business Corporation Law of the State of New York.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Preliminary Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

      We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Shares.

      This opinion is intended solely for your benefit in connection with the transactions described above and, except as provided in the two immediately preceding paragraphs, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.
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PSINet Inc.
January 18, 2000
Page 3


      We wish to advise you that Nixon Peabody LLP and certain attorneys with Nixon Peabody LLP own certain shares of the Company's common stock.

                                          Very truly yours,


                                          /s/ Nixon Peabody LLP